Certification Pursuant to Rule 30a-2(b) under the 1940 Act
and Section 906 of the Sarbanes-Oxley Act

Pursuant to Rule 30a-2(b) under the Investment Company Act of 1940 and Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of The RBB Fund, Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR/A of The RBB Fund, Inc. for the period ended August 31, 2022, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR/A fairly presents, in all material respects, the financial condition and results of operations of The RBB Fund, Inc. for the stated period.

Steven Plump	James Shaw
President and Principal Executive Officer	Chief Financial Officer and Principal Financial Officer
The RBB Fund, Inc.	The RBB Fund, Inc.

Date: March 7, 2023	Date: March 7, 2023

This statement accompanies this report on Form N-CSR/A pursuant to Rule 30a-2(b) under the Investment Company Act of 1940 and Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by The RBB Fund, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934. This certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Registrant specifically incorporates it by reference.